Exhibit 99.2


                               AXA FINANCIAL, INC.

 RECONCILIATION OF AXA US LIFE & SAVINGS CONTRIBUTION TO AXA FRENCH GAAP GROSS
        REVENUES WITH CONSOLIDATED AXA FINANCIAL, INC. PREMIUMS UNDER US GAAP
                                  (in millions)

                                                                                           ----------------------------------------
                                                                                             AXF         AXF     MONY   AXF & MONY
                                                                                           ----------------------------------------
                                                                                               NINE MONTHS ENDED SEPTEMBER 30,
                                                                                           ----------------------------------------
                                                                                             2003               2004
                                                                                           -------     ----------------------------
  CONTRIBUTION TO AXA FRENCH GAAP GROSS REVENUES PER AXA PRESS RELEASE     IN EURO

          Gross Premiums                                                                    10,571       8,714     355      9,069
          Fees Received from Servicing Business (A)                                            270         335      97        432
                                                                                            ------     ----------------------------
  TOTAL CONTRIBUTION TO AXA FRENCH GAAP GROSS REVENUES                                      10,840       9,049     453      9,502

                                                        Average exchange rate  US$1.00 =     0.900       0.816   0.816      0.816

                                                                               IN US$       12,045      11,089     555     11,644

  Reconciling Items:

  Less:   Other Revenues (A)                                                                  (300)       (410)   (120)      (530)
  Less:   Deposits from Universal life and investment-type products (B)                    (10,882)     (9,846)   (148)    (9,994)
  Less:   Reinsurance ceded premiums  (C)                                                     (201)       (199)    (72)      (271)
                                                                                            ------     ----------------------------
                                     Total Reconciling items                               (11,383)    (10,455)   (340)   (10,795)
                                                                                            ------     ----------------------------
  CONSOLIDATED AXA FINANCIAL, INC. US GAAP PREMIUMS                                      $     662   $     634  $  215   $    849
                                                                                            ------     ----------------------------

---------------------------

  (A) Represents fees received from servicing and advisory business and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings.
  (B) Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet.
  (C) Reflected as a reduction to Premiums in the US GAAP Statement of Earnings.